  Exhibit 99.1

SYSTEMAX REPORTS SECOND QUARTER 2014
FINANCIAL RESULTS

PORT WASHINGTON, NY, July 29, 2014 – Systemax Inc. (NYSE: SYX) today announced financial results for the second quarter ended June 30, 2014.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
GAAP Results	2014	2013	2014	2013
Net sales	$831.1	$805.7	$1,704.5	$1,686.3
Gross profit	$123.3	$116.3	$251.2	$237.9
Gross margin	14.8%	14.4%	14.7%	14.1%
Operating income (loss)	$(5.4)	$(6.8)	$(6.7)	$(15.5)
Operating margin	(0.6)%	(0.8)%	(0.4)%	(0.9)%
Net income (loss)	$(6.2)	$(6.1)	$(9.2)	$(12.4)
Diluted net income (loss) per share	$(0.17)	$(0.16)	$(0.25)	$(0.34)
Non-GAAP Results*
Adjusted operating income (loss)	$1.6	$(2.2)	$4.2	$(2.9)
Adjusted operating margin	0.2%	(0.3)%	0.2%	(0.2)%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.

Second Quarter 2014 Financial Summary:

•	Consolidated sales increased 3.2% to $831.1 million in U.S. dollars. On a constant currency basis, sales increased 1.4%.
•	Business to business channel sales grew 10.1% to $626.1 million in U.S. dollars. On a constant currency basis, sales increased 7.4%.
•	Consumer channel sales declined 13.5% to $205.0 million in U.S. dollars. On a constant currency basis, sales declined 12.9%.
•	Non-GAAP operating income grew to $1.6 million compared to a loss of $2.2 million last year. GAAP operating loss improved to a loss of $5.4 million compared to a loss of $6.8 million last year.
•	Non-GAAP diluted net income per share was $0.01. GAAP diluted net loss per share was $0.17.

Six Month 2014 Financial Summary:

•	Consolidated sales increased 1.1% to $1.7 billion in U.S. dollars. On a constant currency basis, sales decreased 0.4%.
•	Business to business channel sales grew 9.7% to $1.3 billion in U.S. dollars. On a constant currency basis, sales increased 7.2%.
•	Consumer channel sales declined 18.1% to $429.4 million in U.S. dollars. On a constant currency basis, sales declined 17.5%.
•	Non-GAAP operating income grew to $4.2 million compared to a loss of $2.9 million last year. GAAP operating loss improved to a loss of $6.7 million compared to a loss of $15.5 million last year.
•	Non-GAAP diluted net income per share was $0.04. GAAP diluted net loss per share was $0.25.

Richard Leeds, Chairman and Chief Executive Officer, said, "In the second quarter all three of our B2B businesses delivered revenue growth and improved their bottom line on an adjusted basis.  We also made additional progress on reducing the losses of our consumer business.  Our consolidated performance reflects a modest revenue gain, improved gross margin and the generation of positive adjusted operating income for the second consecutive quarter.  The Industrial Products Group delivered another quarter of outstanding performance with a revenue increase of 20% and adjusted operating income up 16% and is on pace to generate more than $500 million in revenue in 2014.  In B2B technology, we are encouraged by the recent trends in North America, and in Europe we are strengthening our value-added solutions offering. We continue to maintain a healthy balance sheet, and across the company we are working hard to add value for customers and to improve our overall performance."

At the end of the second quarter 2014, the Company had working capital of over $338 million, cash and cash equivalents of  approximately $153 million, and availability under its credit facility of $115 million.  Short and long-term debt totaled approximately $4.1 million at June 30, 2014.

Earnings Conference Call Details
Systemax Inc. will host a teleconference to discuss its second quarter 2014 results today, July 29, 2014 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company's website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites, relationship marketers and retail stores in North America and Europe. The primary brands are Global Industrial, MISCO, Inmac Wstore and TigerDirect.

Forward-Looking Statements
This press release contains forward-looking statements about the Company's performance.  These statements are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions, (c) actions by competitors, including ecommerce retailers, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company's management information systems and other technology platforms supporting sales, procurement and other operations (h) unanticipated legal and administrative proceedings, (i) risks involved with e-commerce, (j) technological change, such as the integration of formerly separate products, (k) changes to sales tax laws or government enforcement priorities, and (l) risks to the Company's substantial international operations, including fluctuations in currency rates, foreign regulatory requirements, political uncertainty and the management of our expanding international operations infrastructure, including the Company's ability to timely and effectively continue to transition certain support operations to its shared services center in Hungary and effectively implement distribution logistics initiatives in Europe.  Please refer to "Risk Factors" and the Forward Looking Statements sections contained in the Company's Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

Supplemental Channel Sales and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended June 30,					Six Months Ended June 30,
	2014 $	% of Sales	Change y/y %	2013 $	% of Sales	2014 $	% of Sales	Change y/y %	2013 $	% of Sales
Technology Products – EMEA	277.1	33.3	9.1	254.1	31.5	600.1	35.2	9.5	548.2	32.5
Technology Products – NA (B2B)	205.5	24.7	5.5	194.8	24.2	400.9	23.5	3.5	387.2	23.0
Industrial Products	142.1	17.1	19.8	118.6	14.7	271.2	15.9	21.0	224.2	13.3
Corporate and Other	1.4	0.2	7.7	1.3	0.2	2.9	0.2	3.6	2.8	0.2
Total B2B1	626.1	75.3	10.1	568.8	70.6	1,275.1	74.8	9.7	1,162.4	69.0
Technology Products – NA (Consumer)[2]	205.0	24.7	(13.5)	236.9	29.4	429.4	25.2	(18.0)	523.9	31.0
Consolidated Sales	831.1	100.0	3.2	805.7	100.0	1,704.5	100.0	1.1	1,686.3	100.0

* Certain prior year results have been reclassified to match current year presentation.
1	Includes all sales from the Industrial Products Group and EMEA Technology Group as well as sales from managed business relationships and our B2B e-commerce sites within our NA Technology Group.
2	Includes sales from retail stores (non-managed), consumer websites, inbound call centers and television shopping within our NA Technology Group.

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended June 30,					Six Months Ended June 30,
	2014 $	% of Sales	Change y/y %	2013 $	% of Sales	2014 $	% of Sales	Change y/y %	2013 $	% of Sales
Technology Products	687.6	82.7	0.3	685.8	85.1	1,430.4	83.9	(2.0)	1,459.3	86.5
Industrial Products	142.1	17.1	19.8	118.6	14.7	271.2	15.9	21.0	224.2	13.3
Corporate and Other	1.4	0.2	7.7	1.3	0.2	2.9	0.2	3.6	2.8	0.2
Consolidated Sales	831.1	100.0	3.2	805.7	100.0	1,704.5	100.0	1.1	1,686.3	100.0

Supplemental Business Unit Operating Results Summary (in millions)
GAAP Operating Income (Loss)
Business Unit	Quarter Ended June 30,				Six Months Ended June 30,
	2014 $	Margin %	2013 $	Margin %	2014 $	Margin %	2013 $	Margin %
Technology Products	(13.2)	(1.9)	(12.1)	(1.8)	(19.8)	(1.4)	(23.3)	(1.6)
Industrial Products	12.4	8.7	11.1	9.4	22.1	8.1	19.6	8.7
Corporate and Other	(4.6)	NM	(5.8)	NM	(9.0)	NM	(11.8)	NM
Consolidated Operating Income (Loss)	(5.4)	(0.6)	(6.8)	(0.8)	(6.7)	(0.4)	(15.5)	(0.9)

Non-GAAP* Operating Income (Loss)
Technology Products	(6.9)	(1.0)	(7.8)	(1.2)	(10.5)	(0.7)	(11.8)	(0.8)
Industrial Products	12.9	9.1	11.1	9.4	23.2	8.6	20.0	8.9
Corporate and Other	(4.4)	NM	(5.5)	NM	(8.5)	NM	(11.1)	NM
Consolidated Operating Income (Loss)	1.6	0.2	(2.2)	(0.3)	4.2	0.2	(2.9)	(0.2)

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.

Condensed Consolidated Statements of Operations- Unaudited
(In millions, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$831.1	$805.7	$1,704.5	$1,686.3
Cost of sales	707.8	689.4	1,453.3	1,448.4
Gross profit	123.3	116.3	251.2	237.9
Gross margin	14.8%	14.4%	14.7%	14.1%
Selling, general and administrative expenses	122.7	119.2	249.5	242.7
Special charges	6.0	3.9	8.4	10.7
Operating income (loss)	(5.4)	(6.8)	(6.7)	(15.5)
Operating margin	(0.6)%	(0.8)%	(0.4)%	(0.9)%
Interest and other expense, net	1.3	0.3	2.1	0.8
Income (loss) before income taxes	(6.7)	(7.1)	(8.8)	(16.3)
Provision for (benefit from) income taxes	(0.5)	(1.0)	0.4	(3.9)
Net income (loss)	$(6.2)	$(6.1)	$(9.2)	$(12.4)
Net margin	(0.7)%	(0.8)%	(0.5)%	(0.7)%

Net income (loss) per common share:
Basic	$(0.17)	$(0.16)	$(0.25)	$(0.34)
Diluted	$(0.17)	$(0.16)	$(0.25)	$(0.34)

Weighted average common and common equivalent shares:
Basic	37.1	37.0	37.0	37.0
Diluted	37.1	37.0	37.0	37.0

SYSTEMAX INC.
Condensed Consolidated Balance Sheets
(In millions)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Current assets:
Cash and cash equivalents	$153.3	$181.4
Accounts receivable, net	351.6	333.3
Inventories	330.9	321.8
Prepaid expenses and other current assets	17.5	19.9
Total current assets	853.3	856.4
Property, plant and equipment, net	57.5	59.4
Goodwill, intangibles and other assets	28.7	26.6
Total assets	$939.5	$942.4

Current liabilities:
Short-term debt	$2.3	$2.5
Accounts payable and accrued expenses	512.2	508.1
Total current liabilities	514.5	510.6
Long-term debt	1.8	2.9
Other liabilities	22.3	22.7
Shareholders' equity	400.9	406.2
Total liabilities and shareholders' equity	$939.5	$942.4

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on June 28, 2014. The second quarters of both 2014 and 2013 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss) - Unaudited
(In millions)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Technology Products	$(13.2)	$(12.1)	$(19.8)	$(23.3)
Industrial Products	12.4	11.1	22.1	19.6
Corporate and Other	(4.6)	(5.8)	(9.0)	(11.8)
GAAP operating income (loss)	(5.4)	(6.8)	(6.7)	(15.5)
Non-GAAP adjustments:
Technology Products:
Severance and other reorganization related charges (1)	5.6	3.8	7.8	10.4
Litigation costs(2)	0.4	0.2	0.6	0.3
Stock based compensation	0.1	-	0.2	0.3
Intangible asset amortization	0.2	0.3	0.7	0.5
Total Non-GAAP Adjustments – Technology Products	6.3	4.3	9.3	11.5
Industrial Products:
New facility startup costs	-	(0.1)	-	-
Stock based and other special compensation(3)	0.5	0.1	1.1	0.4
Total Non-GAAP Adjustments – Industrial Products	0.5	0.0	1.1	0.4
Corporate and Other:
Stock based compensation	0.2	0.3	0.5	0.7

Technology Products	(6.9)	(7.8)	(10.5)	(11.8)
Industrial Products	12.9	11.1	23.2	20.0
Corporate and Other	(4.4)	(5.5)	(8.5)	(11.1)
Non-GAAP operating income (loss)	$1.6	$(2.2)	$4.2	$(2.9)

(1)
Second quarter 2014 includes $5.2M in costs associated with the restructuring of our European operations and the continued recruitment costs to staff our shared services center for our European Technology business.  Second Quarter 2014 also includes a $0.2M charge related to the final sale of the facility which had been used in connection with our previously exited PC Manufacturing business, and $0.2M in charges related to the NPV of future lease obligations of three retail stores exited in 2013.  Second quarter 2013 charges included $1.5M in charges related to the exit of retail leases, $0.8M in charges related to the exit of our PC manufacturing business, and $1.1M  in costs related to the restructuring of our European operations.  YTD 2013 charges include a $0.7M reclass which had been recorded in new facility start up costs in a prior period.

(2)	Includes legal costs related to the investigations of and settlement with former officers and employees, net.
(3)	Includes expense from stock options, restricted stock grants and special compensation arrangement for business unit leader.

SYSTEMAX INC. Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) – Unaudited (In millions)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP
Net income (loss)	$(6.2)	$(6.1)	$(9.2)	$(12.4)
Provision for (benefit from) income taxes	(0.5)	(1.0)	0.4	(3.9)
Income (loss) before income taxes	(6.7)	(7.1)	(8.8)	(16.3)
Interest and other expense, net	1.3	0.3	2.1	0.8
Operating income (loss)	(5.4)	(6.8)	(6.7)	(15.5)

Non-GAAP
Non-recurring adjustments	6.0	3.9	8.4	10.7
Recurring adjustments	1.0	0.7	2.5	1.9
Adjusted operating income (loss)	1.6	(2.2)	4.2	(2.9)
Interest and other expense, net	1.3	0.3	2.1	0.8
Income (loss) before income taxes	0.3	(2.5)	2.1	(3.7)
Normalized provision for (benefit from) income taxes	0.1	(0.9)	0.7	(1.3)
Normalized effective tax rate[1]	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income (loss)	$0.2	$(1.6)	$1.4	$(2.4)

GAAP diluted net income (loss) per share	$(0.17)	$(0.16)	$(0.25)	$(0.34)
Non-GAAP diluted net income (loss) per share	$0.01	$(0.04)	$0.04	$(0.06)

(1)	Effective tax rate of 35% used in all periods.